Morgan Stanley Tax-Managed Growth Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security Date of   Price    Shares  %of     Total          Purcha Broker
         Purchas   Of       Purcha  Assets  Issued         sed
         e         Shares   sed                            By
                                                           Fund
Jetblue  04/11/0   $27.00     400   0.010%  $158,490,000   0.0010  Raymond
Airways  2                                                   %      James
Corp.
Lin TV   05/03/0   $22.00    3,300  0.010%  $374,000,000   0.0190 JPMorgan
Corp./TV 2                                                   %
L
Premcor  04/29/0   $24.00     500   0.010%  $432,000,000   0.0033   Bear
         2                                                   %     Stearns
Weight   09/17/0   $42.00     850   5.551%  $630,000,000   0.006%  Credit
Watchers 2                                                         Suisse
                                                                    First
                                                                   Boston